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                                                                     EXHIBIT 3.5





                                FORM OF WARRANT


THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER CORPORATION RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE ISSUER CORPORATION) WHICH IS SATISFACTORY TO THE ISSUER CORPORATION (BOTH AS TO THE ISSUER OF THE OPINION AND THE FORM AND SUBSTANCE THEREOF) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT. THE SECURITIES TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT. THIS WARRANT MAY NOT BE EXERCISED UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.


                                        WARRANT TO PURCHASE UP TO
                                                SHARES OF COMMON STOCK
                                        -------

NO.
    ------

                             WARRANT TO PURCHASE
                                  COMMON STOCK
                       OF OBJECTIVE COMMUNICATIONS, INC.

This certifies that, for good and valuable consideration, _____________________ is entitled to purchase from Objective Communications, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), subject to the terms and conditions hereof, at any time on or after 9:00 A.M., Eastern Standard time, on _______, 1997, and before 5:00 P.M., Eastern Standard time, on _______, 2001 (or, if such day is not a Business Day, at or before 5:00 P.M., Eastern Standard time, on the next following Business Day), the number of fully paid and non-assessable shares of Common Stock stated above at the Exercise Price herein. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment as provided in Article III hereof.
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                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.01 DEFINITION OF TERMS. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

          (a) Business Day: A day other than a Saturday, Sunday or other day on which banks in the Commonwealth Of Virginia are authorized by law to remain closed.

          (b) Common Stock: Common Stock, $.01 par value per share, of the Company.

          (c) Exercise Price: $4.00 per Warrant Share, as such price may be adjusted from time to time pursuant to Article III hereof.

          (d) Expiration Date: 5:00 P.M., Eastern Standard time, on ________, 2002 or if such day is not a Business Day, the next succeeding day which is a Business Day.

          (e)      Holder:  A holder of outstanding Warrants.

          (f) Person: An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

          (g) Public Offering: A public offering of the Company's Common Stock pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act.

          (h)      Securities Act:  The Securities Act of 1933, as amended.

          (i) [Subscription Agreements: The Subscription Agreements between the Company and various investors, each executed in connection with the Company's offer of units pursuant to the Company's March 31, 1995 Confidential Private Placement Memorandum.]

          (j)      Transfer:  See Section 5.01.

          (k) Warrants: This Warrant, all other warrants issued pursuant to the [Subscription Agreements ] and all other warrants that may be issued in its or their place (together evidencing the right to purchase an aggregate of ____________(__) shares of Common Stock).

          (l) Warrantholder: The person or entity to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

          (m) Warrant Shares: Common Stock purchasable upon exercise of the Warrants.





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                                   ARTICLE II
                        DURATION AND EXERCISE OF WARRANT

        SECTION 2.01 DURATION OF WARRANT. The Warrantholder may exercise this Warrant at any time and from time to time and from time to time after 9:00 A.M., Eastern Standard time, on _________, 1997, and before 5:00 P.M., Eastern Standard time, on the Expiration Date. If this Warrant is not exercised on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease, and the Warrantholder shall not be entitled to receive any payment or other compensation from the Company in respect thereto.

        SECTION 2.02   EXERCISE OF WARRANT.

        (a) The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company at its corporate office at 14100 Park Meadow Drive, Chantilly, Virginia 20151, or such other address at which the Company's principal executive offices are then located, or at the office of its stock transfer agent, if any, with the Subscription Form annexed hereto duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased.

        (b) Upon receipt of this Warrant with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the provisions contained in Article III hereof, if any) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the Shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a registration statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such investment intent and other representations, and to provide the Company with an opinion of counsel to the effect that the issuance of the Warrant Shares is exempt from registration under the Securities Act (which may be counsel for the Company) and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company, to permit the Warrant Shares to be issued without such registration.





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        (c)      In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder.

        SECTION 2.03 RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

        SECTION 2.04 FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price, issue only the largest number of whole shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect to such fraction of a share to which the Warrantholder would otherwise be entitled, but shall return to the Warrantholder that portion of the Exercise Price that represents such fraction of a share.


                                  ARTICLE III
                ADJUSTMENT OF SHARES OF COMMON STOCK PURCHASABLE
                             AND OF EXERCISE PRICE

        The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

        SECTION 3.01   MECHANICAL ADJUSTMENT.

        (a) If at any time prior to the exercise of this Warrant in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares;
(iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization (each such event being referred to herein as an "adjustment event") shall be adjusted to the price (calculated to the nearest cent) determined by dividing (1) an amount equal to the number of shares of Common





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Stock outstanding on such record date multiplied by the Exercise Price in effect on such record date by (2) the total number of shares of Common Stock outstanding and deemed outstanding immediately after such adjustment event. Any adjustment required by this paragraph 3.01(a) shall be made successively immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, recapitalization or reclassification, to allow the purchase of such aggregate number and kind of shares.

        (b) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to paragraph (a) of this Section 3.01, the Warrant Shares shall simultaneously be adjusted (to the nearest whole share) by multiplying the number of Warrant Shares initially issuable upon exercise of each Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

        (c) Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

        SECTION 3.02 NOTICE OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver to the Warrantholder a certificate signed by its President, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

        SECTION 3.03 NO ADJUSTMENT FOR CASH DIVIDEND. No adjustment in respect of any cash dividends shall be made during the term of this Warrant.

        SECTION 3.04 PRESERVATION OF PURCHASE RIGHTS IN CERTAIN TRANSACTIONS. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than subdivision or combination of the outstanding Common Stock and other than a change in the par value of the common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale, lease transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of this Warrant the kind and amount of shares and other securities and property,





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
which he would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of this Article III. The provisions of this Section 3.04 shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances. Notwithstanding anything to the contrary contained herein, the terms of this Section 3.04 shall not apply to any transaction in which the Company and/or the Company stockholders receive as consideration: (i) cash or cash equivalent, or (ii) stock of any company which is publicly traded on a nationally recognized exchange; provided that the average of the per share closing prices of such stock as reported on any national exchange during the twenty (20) trading days immediately preceding the execution of a definitive agreement with respect to the transaction is at least three times the Exercise Price of this Warrant. In the event that the consideration to be received by the holders of the Company's securities then issuable upon exercise of this Warrant in connection with such transaction is cash, upon consummation of the transaction the Warrantholder shall be entitled to receive the difference between (i) the amount of cash he would have been entitled to receive if he had exercised this Warrant immediately before the consummation of the transaction and (ii) the product of the per share Exercise Price and the number of Warrant Shares. In the event that the Company executes a definitive agreement with respect to a transaction in which the holders of the Company's securities then issuable upon exercise of this Warrant are entitled to receive stock as described in clause (ii) above, it shall, not later than 30 days prior to the consummation of the transaction, give the Warrantholder notice specifying the terms of the transaction and the date on which the Warrant shall expire pursuant to the following sentence. Provided the Company gives such notice, this Warrant shall expire on the date specified in the notice, which date shall not be earlier than the date of consummation of the transaction. In the event that the transaction is not consummated, this Warrant shall remain exercisable until the Expiration Date, and if the Warrant was exercised after such notice, the Company shall at the request of the Warrantholder and upon tender of the Warrant Shares issued upon such exercise return to the Warrantholder all consideration paid upon such exercise of the Warrant.

        SECTION 3.05 FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

        SECTION 3.06 TREATMENT OF WARRANTHOLDER. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.





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
                                   ARTICLE IV
                          OTHER PROVISIONS RELATING TO
                            RIGHTS OF WARRANT HOLDER

        SECTION 4.01 NO RIGHTS AS SHAREHOLDERS; NOTICE TO WARRANTHOLDERS. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder of his transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

        (a) The Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to the holders of shares of Common Stock;

        (b) The Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or of rights, options or warrants to subscribe for or purchase Common Stock or of any other subscription rights, options or warrants;

        (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety); or

        (d) A capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially an entirety.

        Such giving of notice shall be initiated at least 10 Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of the closing of the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger consolidation, sale, conveyance, dissolution, liquidation or winding up.

        SECTION 4.02 LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnification or





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otherwise as it may in its discretion impose (which may include receipt of evidence satisfactory to the Company of such loss, theft, or destruction and which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

                                   ARTICLE V
                      RESTRICTIONS ON TRANSFER OF WARRANTS

        SECTION 5.01 RESTRICTIONS ON TRANSFER. Neither this Warrant nor the Warrant Shares may be disposed of or encumbered (any such action, a "Transfer") unless such Transfer is in compliance with the provisions of the Securities Act and the rules and regulations promulgated thereunder and any other applicable laws or regulations.

                                   ARTICLE VI
                                 OTHER MATTERS

        SECTION 6.01 AMENDMENTS AND WAIVERS. The provisions of this Warrant, including the provision of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of holders of at least a majority-in-interest of the outstanding Warrants. Whenever in this Agreement such consent is required, such consent may be effected by any available legal means, including without limitation at a special or regular meeting, by written consent or otherwise. Holders shall be bound by any consent agreed to by a majority-in-interest of the Holders, whether or not certificates representing such Warrants have been marked to indicate such consent.

        SECTION 6.02 NOTICE. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Holder addressed to him at the address which Holder has designated in writing to the Company, and if to the Company, addressed to it at:

                 Objective Communications, Inc.
                 14100 Park Meadow Drive
                 Chantilly, Virginia  20151

                 Attention: Steven A. Rogers, President and Chief Executive Officer

        The Company may change its address by written notice to the Holder and the Holder may change its address by written notice to the Company.





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        IN WITNESS WHEREOF, this Warrant has been duly executed by the Company as of the _____ day of ____________, 1997.


                                OBJECTIVE COMMUNICATIONS, INC., a
                                Delaware corporation


                                By:
                                    -----------------------------------
                                Name:  Steven A. Rogers
                                Title: President and Chief Executive Officer





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                               SUBSCRIPTION FORM

                   (TO BE EXECUTED UPON EXERCISE OF WARRANT)



Objective Communications, Inc.

        The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ________________ (___) shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $_____________ (the "Exercise Price").

        The undersigned represents and warrants that the Common Stock being acquired upon exercise of the within Warrant Certificate will be acquired for the undersigned's own account without a view to public distribution or resale, and that the undersigned has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any of the Common Stock or any portion thereof to any other person.

        The undersigned understands and acknowledges that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state and is therefore a "restricted security" and agrees not to sell or otherwise transfer or dispose of any of the Common Stock or any portion thereof unless the Common Stock is registered under the 1933 Act and any and all applicable state securities laws or the undersigned obtains an opinion of counsel which is satisfactory to the Company that the Common Stock may be sold in reliance on an exemption from such registration requirements.

        Please issue a certificate or certificates for such Common Stock in the name of, and return that portion of the Exercise Price representing any fractional shares to:

        (Please print Name, Address and Social Security No.)

                                  Name:
                                           -----------------------------
                                  Address:
                                           -----------------------------

                                           -----------------------------
                                  Social Security No.:
                                                      ------------------




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        If the foregoing number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable.



                          Signature
                                    ----------------------------------------
                                    The above signature should correspond ex-actly with the name on the first page of this Warrant Certificate.





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